                                                                   EXHIBIT 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                            /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts

October 9, 1997